UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2022
EATON CORPORATION plc

(Exact name of registrant as specified in its charter)
Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton House, 30 Pembroke Road, Dublin 4, Ireland	D04 Y0C2
(Address of principal executive offices)	(Zip Code)

+353 1637 2900
(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares ($0.01 par value)	ETN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

5-Year Credit Agreement

On October 3, 2022, Eaton Corporation (“Eaton Corporation”) entered into a Revolving Credit Agreement (the “5-Year Credit Agreement”) with Eaton Corporation plc (the “Company”), Eaton Capital Unlimited Company (“Eaton Capital”, and together with the Company, Eaton Corporation and certain other subsidiaries of the Company that become eligible borrowers, the “Borrowers”), certain subsidiaries of the Company as guarantors, certain banks party thereto as lenders and Citibank, N.A. (“Citibank”), as administrative agent for the lenders. The 5-Year Credit Agreement provides for maximum borrowings of up to $2.5 billion in the aggregate, and replaces and supersedes the existing revolving facility entered into by Eaton Corporation with Citibank as administrative agent on October 4, 2021 with a maturity date of October 4, 2026 (the “Existing 5-Year Facility”), which provided for maximum borrowings of up to $2.0 billion on substantially similar terms as the 5-Year Credit Agreement. The Borrowers may request commitment increases of up to $750 million under the 5-Year Credit Agreement from existing lenders or additional banks, subject to customary conditions including absence of default and accuracy of representations and warranties under the 5-Year Credit Agreement.

The 5-Year Credit Agreement includes customary negative covenants limiting the Borrowers’ and their subsidiaries’ ability to incur debt and liens, among others. In addition, under the 5-Year Credit Agreement, the Borrowers will pay a quarterly facility fee that is dependent on Eaton Corporation’s credit rating and will range from 5 basis points to 12.5 basis points.

The maturity date under the 5-Year Credit Agreement is October 3, 2027. The Borrowers may request a one-year extension of the maturity date by giving notice to Citibank not more than 60 days’ prior to the maturity date then in effect under the 5-Year Credit Agreement. Subject to the absence of any default and the accuracy of representations and warranties in the 5-Year Credit Agreement, the maturity date will be extended if banks holding a majority of the commitments thereunder agree to extend their commitments.

The description above is only a summary of the material provisions of the 5-Year Credit Agreement and does not purport to be complete and is qualified in its entirety by reference to the provisions in such 5-Year Credit Agreement, a copy of which is attached hereto as Exhibit 10.1.

364-Day Credit Agreement

Also on October 3, 2022, Eaton Corporation entered into a 364-Day Revolving Credit Agreement (the “364-Day Credit Agreement”) with certain other Borrowers, certain subsidiaries of the Company as guarantors, certain banks party thereto as lenders and Citibank as administrative agent for the lenders. The 364-Day Credit Agreement provides for maximum borrowings of up to $500 million in the aggregate, and replaces and supersedes the existing revolving facility entered into by Eaton Corporation with Citibank as administrative agent on October 4, 2021 with a maturity date of October 3, 2022, which provided for maximum borrowings of up to $500 million in the aggregate (the “Existing 364-Day Facility”). The 364-Day Credit Agreement is on terms substantially similar to the Existing 364-Day Credit Facility. The Borrowers may request commitment increases of up to $250 million under the 364-Day Credit Agreement from existing lenders or additional banks, subject to customary conditions including absence of default and accuracy of representations and warranties under the 364-Day Credit Agreement.

The 364-Day Credit Agreement includes customary negative covenants limiting the Borrowers’ and their subsidiaries’ ability to incur debt and liens, among others. In addition, under the 364-Day Credit Agreement, the Borrowers will pay a quarterly facility fee that is dependent on Eaton Corporation’s credit rating and will range from 3 basis points to 10 basis points.

The termination date under the 364-Day Credit Agreement is October 2, 2023. The Borrowers may request a conversion of the loans outstanding under the 364-Day Credit Agreement on the termination date into term loans with a maturity date no later than one year following the date of conversion by giving Citibank not less than 10 and not more than 20 business days’ notice prior to the termination date under the 364-Day Credit Agreement. The term loan conversion option is subject to the absence of any default, the accuracy of representations and warranties in the 364-Day Credit Agreement and payment of a fee equal to 0.75% of the aggregate principal amount of loans outstanding on the conversion date.

The description above is only a summary of the material provisions of the 364-Day Credit Agreement and does not purport to be complete and is qualified in its entirety by reference to the provisions in such 364-Day Credit Agreement, a copy of which is attached hereto as Exhibit 10.2.

Item 1.02	Termination of a Material Definitive Agreement

On October 3, 2022, Eaton Corporation terminated the Existing 5-Year Facility. No loans were outstanding under the Existing 5-Year Facility.

The Existing 5-Year Facility was described in the Company’s Current Report on Form 8-K, as filed with the Commission on October 8, 2021 and the Existing 5-Year Facility was filed as Exhibit 99.1 thereto. Such description and exhibit is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
5-Year Revolving Credit Agreement, dated as of October 3, 2022, among Eaton Corporation, the guarantors from time to time party thereto, the several lenders from time to time parties thereto, Citibank, N.A., as Administrative Agent, Citibank, N.A., JPMorgan Chase Bank, N.A. and BofA Securities, Inc. as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as syndication agent and Bank of America, N.A. as documentation agent.

10.2
364-Day Revolving Credit Agreement, dated as of October 3, 2022, among Eaton Corporation, the guarantors from time to time party thereto, the several lenders from time to time parties thereto, Citibank, N.A., as Administrative Agent, Citibank, N.A., JPMorgan Chase Bank, N.A. and BofA Securities, Inc., as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as syndication agent and Bank of America, N.A. as documentation agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation plc
Date: October 7, 2022	By:	/s/ Taras G. Szmagala
Taras G. Szmagala
Executive Vice President and Chief Legal Officer